SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☐

Filed by a Party other than the Registrant    ☒

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

FAR EAST ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

SOFAER CAPITAL, INC.

SOFAER CAPITAL GLOBAL HEDGE FUND

SOFAER CAPITAL ASIAN HEDGE FUND

SOFAER CAPITAL NATURAL RESOURCES HEDGE FUND

JOHN LAURIE HUNTER

ERIC WING CHEONG LEUNG

MARK ADAM PARKIN

TIM WHYTE

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2006 ANNUAL MEETING OF STOCKHOLDERS

of

FAR EAST ENERGY CORPORATION

PROXY STATEMENT

of

SOFAER CAPITAL, INC., SOFAER CAPITAL GLOBAL HEDGE FUND, SOFAER CAPITAL ASIAN HEDGE FUND, SOFAER CAPITAL NATURAL RESOURCES HEDGE FUND, JOHN LAURIE HUNTER,

ERIC WING CHEONG LEUNG, MARK ADAM PARKIN AND TIM WHYTE

Dear Fellow Far East Energy Stockholder:

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Sofaer Capital, Inc. and certain of its affiliates and associates (collectively, “Sofaer”) to the holders of common stock, par value $0.001 per share (“Common Stock”), of Far East Energy Corporation, a Nevada corporation (the “Company”). We believe that the Company is in need of a change in strategic direction and leadership and, therefore, we are seeking your support at the 2006 Annual Meeting of stockholders, including any adjournments or postponements thereof and any special meeting that may be called in lieu thereof (the “2006 Annual Meeting”), which is presently scheduled to be held at 10:00 a.m. (local time) on December 15, 2006 at the offices of Baker & McKenzie, LLP, 711 Louisiana, Suite 3400, Houston, Texas. Sofaer has been an investor in the Company since December 2004 and, together with the other participants in this proxy solicitation, holds 6,845,629 outstanding shares or approximately 5.5% of the outstanding Common Stock of the Company, making it one of the Company’s largest stockholders.

This Proxy Statement and the enclosed GOLD proxy card are being furnished to the Company’s stockholders by Sofaer in connection with the solicitation of proxies for the following:

1.	To vote “FOR” the election of John Laurie Hunter, Eric Wing Cheong Leung, Mark Adam Parkin and Tim Whyte (the “Sofaer Nominees”) to serve as directors of the Company; and

2.	To give the proxy holders discretion to vote on all other matters as may properly come before the 2006 Annual Meeting.

THIS SOLICITATION IS BEING MADE BY SOFAER AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

This Proxy Statement and the GOLD proxy card are first being mailed or furnished to stockholders of the Company on or about November 13, 2006.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. PROPERLY VOTING THE ENCLOSED GOLD PROXY CARD AUTOMATICALLY REVOKES ALL PRIOR PROXY CARDS PREVIOUSLY SIGNED BY YOU.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED BY DELIVERING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE 2006 ANNUAL MEETING, OR BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN NOTICE, BEARING A DATE LATER THAN THE DATE OF THE PROXY, STATING THAT THE PROXY IS REVOKED. YOU SHOULD SEND ANY NOTICE OF REVOCATION TO THE CORPORATE SECRETARY OF THE COMPANY AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT 400 N. SAM HOUSTON PARKWAY E., SUITE 205, HOUSTON, TEXAS 77060.

Holders of record of shares of Common Stock as of October 26, 2006, the record date for voting at the 2006 Annual Meeting (the “Record Date”), are urged to submit a GOLD proxy card even if their shares are sold after the Record Date.

If you purchased shares of Common Stock after the Record Date and wish to vote such shares at the 2006 Annual Meeting, you should obtain a GOLD proxy card from the seller of such shares.

If your shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to us in care of MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, in the postage-paid envelope provided, or submit your proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD proxy card with respect to your shares and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to us in care of MacKenzie Partners, Inc. at the address indicated below so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have questions or need assistance voting your shares, please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

PARTICIPANTS

The proxies solicited hereby are being sought by Sofaer Capital, Inc., Sofaer Capital Global Hedge Fund, Sofaer Capital Asian Hedge Fund, Sofaer Capital Natural Resources Hedge Fund, and the Sofaer Nominees (together, the “Participants”). Collectively, the Participants are the holders of 6,845,629 outstanding shares of Common Stock, representing approximately 5.5% of the issued and outstanding Common Stock as of the Record Date (based on information publicly disclosed by the Company). As described in Appendix A, certain Participants may be deemed members of a “group” with certain other investors in the Company. In aggregate, such parties and the other Participants beneficially own 24,599,749 shares of Common Stock, 17,574,349 shares of which are outstanding and 7,025,400 shares of which are issuable upon the exercise of options or warrants. The shares of Common Stock beneficially owned by the Participants are set forth in Appendix A hereto.

For additional information regarding the Participants, please see Appendix A annexed to this Proxy Statement.

BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation.

Since shortly after Sofaer invested in the Company in December 2004, Mr. Whyte has served as a member of the Board of Directors representing Sofaer and the parties who invested with Sofaer. This service has provided Mr. Whyte with the opportunity to gain insights into the Company’s operations and strategies. Mr. Whyte and other representatives of Sofaer have communicated with the Company’s management and Board of Directors regarding Sofaer’s concerns about the direction of the Company and its attempts to raise funds without a strategic plan to use them effectively.

Since late 2003, the Company has raised over $60 million, but investors are still waiting for verified proof of commercial gas from any one of the Company’s four horizontal wells.

As disclosed in the proxy statement filed by the Company’s Board of Directors under the section “Company Performance,” the Company’s stock price has significantly underperformed in recent years. According to the Company, the cumulative stockholder return, assuming reinvestment of dividends, of a $100 investment in the Company’s common stock on January 31, 2002 would be $54.40 as of December 31, 2005. By comparison, a similar investment in the S&P 500 Index would have resulted in a return of $118.34, and a similar investment in the Dow Jones U.S. Exploration & Production Index would have resulted in a return of $332.25, according to the Company.

On September 15, 2006, Sofaer sent a letter to the Board of Directors of the Company giving notice in accordance with the Company’s Bylaws of Sofaer’s intent to nominate three new candidates for the Board of Directors and to re-elect Mr. Whyte to the Board of Directors at the 2006 Annual Meeting. Sofaer also sent a letter in which it offered to work closely with current management to ensure strong value growth for the stockholders.

On October 16, 2006, the Company filed its preliminary proxy statement in connection with the 2006 Annual Meeting with the Securities and Exchange Commission, disclosing that the Board of Directors had refused to nominate the Sofaer Nominees. The current Board of Directors sent a letter to Sofaer, dated October 19, 2006, informing Sofaer of the Board’s decision on October 12, 2006 to reject the nominees. The current Board of Directors made no attempt to enter into a dialogue with Sofaer regarding Sofaer’s proposals.

After rejecting the Sofaer Nominees and on the eve of a proxy contest, the current Board of Directors and management proceeded to sell 18,862,221 shares of Common Stock at $0.90 a share and subject to a 6% commission to certain “institutional investors” prior to the Record Date of October 26, 2006.

Sofaer believes that it is in the best interests of the Company and its stockholders for the Sofaer Nominees to be elected as directors in place of four of the incumbent directors nominated by the current Board of Directors. The reasons supporting this belief include the following:

•	Sofaer believes that under the current Board of Directors’ watch, the Company’s stock price has underperformed compared to relevant indices and the stock prices of competitors, as demonstrated by the Company’s own performance graph data;
•	Sofaer believes, based on continuing delays revealed in the Company’s own press releases, that the drilling, dewatering and entry into production of the Company’s wells is not proceeding as quickly as it could;
•	Sofaer believes that current management does not have sufficient equity participation in the Company to align its interests with the interests of the stockholders (for example, Mr. Michael McElwrath, the Company’s CEO, owned only 100 shares of Common Stock as of the Record Date); and
•	Sofaer believes that the current Board of Directors has needlessly diluted the interests of current stockholders through its recent stock issuances, which Sofaer believes are an attempt to entrench itself and management.

Sofaer expects that, if elected to the Company’s Board of Directors, the Sofaer Nominees will work to further enhance stockholder value by taking actions on a number of fronts, including actions to:

•	Link financing activities to the achievement of corporate milestones to avoid value dilution;
•	Take a staged approach to operations and finance in order to focus the majority of corporate resources on achieving commercial operations in the most promising areas first before aggressive development expenditure elsewhere;
•	Look to form partnerships in marketing, oil services, operations and infrastructure to enable risk sharing, access to resources and ability to quickly scale the business strategy;
•	Form a two-year budget plan that will be used to monitor performance of the Company;
•	Increase the Company’s presence in Asia to improve execution by management as well as visibility with potential partners and investors;
•	Amend charter and Bylaw provisions to improve stockholder rights;
•	Improve communication and information flow to existing and potential investors;
•	Improve corporate accountability and align management’s interests with those of stockholders;
•	Reduce legal and professional costs;
•	Review all facets of SG&A costs;
•	Engage investment banking and financial advisers with specialist industry expertise;
•	Raise the profile of the Company to encourage coverage of the Company’s stock by oil and gas analysts; and
•	Market future fundraising in Europe and Asia as well as the United States and implement a coordinated global investor relations function.

Each of the Sofaer Nominees is committed to acting in the best interests of the Company’s stockholders and has consented to being named in this proxy statement, and, if elected, to serve as a director on the Company’s Board of Directors. Sofaer expects that each of the Sofaer nominees, if elected, would, subject to his fiduciary duties to all of the Company’s stockholders, bring greater accountability and discipline to the management of the Company, and restore investor confidence. Each of the Sofaer Nominees has experience that should benefit the Company.

PROPOSALS

This proxy statement and the enclosed GOLD proxy card are being furnished to the Company’s stockholders by Sofaer in connection with the solicitation of proxies for the following:

1.	To vote “FOR” the election of John Laurie Hunter, Eric Wing Cheong Leung, Mark Adam Parkin and Tim Whyte (the “Sofaer Nominees”) to serve as directors of the Company; and

2.	To give the proxy holders discretion to vote on all other matters as may properly come before the 2006 Annual Meeting.

Proposal for Election of Directors

At the 2006 Annual Meeting, assuming a quorum is present, six directors are to be elected to serve one year terms expiring in 2007, or until their successors have been duly elected or qualified. Sofaer proposes that the Company’s stockholders elect John Laurie Hunter, Eric Wing Cheong Leung, Mark Adam Parkin and Tim Whyte to the Board of Directors of the Company. Unless otherwise specified on the GOLD proxy card, the shares represented by the enclosed GOLD proxy card will be voted for the election of the four nominees named below. Sofaer has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by Sofaer. In addition Sofaer reserves the right to nominate substitute persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Sofaer Nominees. In any such case, shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominees. Sofaer reserves the right to nominate additional persons if the Company increases the size of the Board of Directors above its existing size.

The director nominees proposed by Sofaer are listed below.

John Laurie Hunter, 60, is the principal of Hunter Capital LLC (formerly Hunter & Company LLC), a position he has held through the past five years. Hunter Capital provides corporate advice and financial services for U.S. companies, specializing in energy companies. Mr. Hunter is a founding stockholder of, and from 2001 to 2005 was a financial adviser to, Trident Exploration, a Canadian coalbed methane (CBM) company which has raised production from zero to over 95 million cubic feet (mmcf) per day. Mr. Hunter has served as a financial and strategic consultant to Direct Petroleum Exploration in Denver, Colorado for the past two years. Mr. Hunter has held several executive financial advisory positions, including with Hunter & Company, London, (providing corporate advice and financial services to U.S. companies). Mr. Hunter was a Founder Partner of Quilmes & Associates, Paris, and a Director of Shearson Lehman American Express, London (focusing on European equity). Earlier in his career, Mr. Hunter worked at Hambros Bank and with L. Messel & Co., where he focused on metals and mining and oil and gas. Mr. Hunter holds an MA degree from Oxford in politics, philosophy and economics.

Eric Wing Cheong Leung, 46, is currently the Chief Financial Officer for China Gas Holdings Limited in Hong Kong, responsible for the financial, financing and investor relation activities, where he has served since February 2006. Mr. Leung has an extensive history in investment banking, during which he helped numerous companies in Greater China raise debt and equity capital, especially for energy and infrastructure projects. From 2001 through August 2005, Mr. Leung was the Managing Director and Head of Corporate Finance for UFJ Securities Asia Limited in Hong Kong. Mr. Leung has served several investment banks, including Lehman Brothers, Barclays Capital and Prudential Securities. Mr. Leung is a lawyer by training, and is qualified to practice law in Hong Kong, England & Wales and Australia. Before his investment banking career, he was a banking and project finance lawyer for the UK law firm of Linklaters. Mr. Leung holds bachelor degrees from the University of Hong Kong and the University of London, and a master’s degree from the Chinese University of Hong Kong.

Mark Adam Parkin, 52, is currently a partner at Parkfield Capital LLP where he runs a global absolute return fund, Red Earth Holdings. Mr. Parkin has also held the position of Director for Integra Management Ltd and Integra International Ltd. Mr. Parkin has also served as an advisor to the Company from 2004. Mr. Parkin has over 25 years of experience in international finance and investment. He has been an executive director in a number of fund management houses including Foreign & Colonial, Govett and LCF Rothschild, where he managed award-winning and innovative funds. In recent years he has been involved in financing a number of companies, including those working in coalbed methane (CBM). Mr. Parkin holds degrees in Economics from Oxford (M. Phil) and Warwick (BA hons) universities.

Tim Whyte, 32, has served as a director of the Company since January 2005. Mr. Whyte is currently an investment manager and partner with Sofaer Capital having joined in early 2003. He presently runs the Sofaer Capital Natural Resources Hedge Fund and is responsible for commodity and emerging market investments in the Sofaer Capital Hedge Fund.

From December 2001 through October 2002, Mr. Whyte was a partner with Viva IP, an intellectual property consulting company. From October 1999 through November 2001, Mr. Whyte served as a Trading Manager with Enron Europe. Earlier in his career Mr. Whyte worked as an equities analyst at Goldman Sachs International in London, UK. Mr. Whyte has a B.S. degree in economics from the London School of Economics.

Additional information regarding the nominees above is set forth in Appendix A.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF JOHN LAURIE HUNTER, ERIC WING CHEONG LEUNG, MARK ADAM PARKIN AND TIM WHYTE BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES REPRESENTED BY THE GOLD PROXY CARD “FOR” THE ELECTION OF ALL NOMINEES NAMED ON THE GOLD PROXY CARD.

Other Matters

Except for the matters discussed above, the participants in the solicitation of proxies described in this proxy statement know of no other matters to be presented at the 2006 Annual Meeting. If any other matters should properly come before the 2006 Annual Meeting, it is intended that the persons named on the enclosed GOLD proxy card will vote those proxies on such other matters in accordance with such persons’ sole discretion. The participants in the solicitation of proxies described in this Proxy Statement will not use such discretionary authority to vote the proxies for any matters of which any of the participants are aware a reasonable time before the 2006 Annual Meeting.

VOTING AND PROXY PROCEDURE

Proxy Information

The enclosed GOLD proxy card may be executed only by holders of record at the close of business on October 26, 2006 (the “Record Date”).

The shares of Common Stock represented by each GOLD proxy card that is properly executed and returned will be voted at the Annual Meeting in accordance with the instructions marked thereon, but if no instructions are marked thereon, the GOLD proxy card will be voted FOR the election of John Laurie Hunter, Eric Wing Cheong Leung, Mark Adam Parkin and Tim Whyte to the Company’s Board of Directors; and FOR granting the proxies discretionary authority concerning whatever other matters may properly come before the 2006 Annual Meeting or any adjournments or postponements thereof.

If any other matter properly comes before the 2006 Annual Meeting that the Participants do not become aware of in a reasonable time before the 2006 Annual Meeting and you grant the persons named as proxies on the enclosed GOLD proxy card with discretionary authority, such persons will vote all shares covered by such proxies in accordance with their discretion with respect to such matter. However, if any of the Participants becomes aware a reasonable time in advance of the Annual Meeting that a matter will be presented for a stockholder vote at the 2006 Annual Meeting that is not included on the enclosed GOLD proxy card, the proxies will not have discretionary authority to vote on such matters and the Participants intend either to cause the proxies to refrain from voting on any such matter or to revise the GOLD proxy card in order to include any such additional matter thereon and furnish the same to the stockholders. If a stockholder specifies the manner in which his or her shares are to be voted on any such additional matters on a revised GOLD proxy card, the proxies will vote such stockholder’s shares as specified. Submission of any properly executed proxy card will revoke all prior proxy cards.

If you hold your shares in one or more brokerage firms, banks or nominees, only they can vote your shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions to vote the GOLD proxy card.

Proxy Revocation

Whether or not you plan to attend the 2006 Annual Meeting, Sofaer urges you to vote in accordance with its recommendations contained herein by signing, dating and returning the GOLD proxy card in the enclosed envelope. You can do this even if you have already sent a different proxy card solicited by the Board of Directors of the Company. The proxy card that you submit bearing the latest date will be effective to cast your vote, and as such will revoke all proxy cards previously executed and submitted by you.

Execution of a GOLD proxy card does not affect your right to attend the 2006 Annual Meeting and to vote in person. Any stockholder that has submitted a proxy card (including a proxy card given to the Company) may revoke it at any time before it is voted by (a) submitting a new, duly executed proxy card bearing a later date, (b) attending and voting at the 2006 Annual Meeting in person, or (c) at any time before a previously executed proxy card is voted, giving written notice of revocation to either Sofaer, c/o MacKenzie Partners, Inc., or the Company. Merely attending the 2006 Annual Meeting will not revoke any previous proxy card which has been duly executed by you. If you hold your shares in the name of a bank or broker or other nominee, and want to vote your shares in person at the 2006 Annual Meeting, you must obtain a legal proxy from the record holder of the shares. The GOLD proxy card furnished to you by Sofaer, if properly executed and delivered, will revoke all prior proxies you may have executed and submitted.

IF YOU PREVIOUSLY EXECUTED AND RETURNED A PROXY CARD TO THE COMPANY, WE URGE YOU TO REVOKE IT BY SIGNING, DATING AND MAILING THE GOLD PROXY CARD IN THE ENCLOSED ENVELOPE OR BY SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES.

Dissenters’ Right of Appraisal

Stockholders do not have appraisal or similar rights of dissenters under Nevada law with respect to the matters described in this Proxy Statement.

Quorum and Voting

The Company has set October 26, 2006 as the Record Date for the 2006 Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the 2006 Annual Meeting. The Board of Directors’ Proxy Statement is required to provide information about the number of shares of Far East Energy Corporation stock outstanding and entitled to vote and the number of record holders thereof, and reference is made thereto for such information.

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the 2006 Annual Meeting is necessary to constitute a quorum at the 2006 Annual Meeting. Assuming a quorum is present, directors will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election. Accordingly, the six director nominees who receive the most votes at the annual meeting will be elected.

Pursuant to the Bylaws of the Company, each stockholder voting for the proposals is entitled to one vote for each share owned by such stockholder as of the record date. According to the Board of Directors’ Proxy Statement, any abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

PROXY SOLICITATION; EXPENSES

Sofaer will bear the entire expense of preparing, assembling, printing and mailing this Proxy Statement and the GOLD proxy card and the cost of soliciting proxies.

The total cost of this proxy solicitation (including fees of attorneys, accountants, public relations or financial advisors, solicitors and advertising and printing expenses, litigation expenses and other incidental costs) is estimated to be approximately $625,000. Through November 10, 2006, Sofaer has incurred approximately $182,000 of expenses in connection with this proxy solicitation. To the extent legally permissible, Sofaer will seek reimbursement from the Company for the costs of this solicitation. Sofaer does not currently intend to submit approval of such reimbursement to a vote of stockholders of the Company at a subsequent meeting unless it is required to do so by law.

In addition to this initial solicitation by mail, proxy solicitations may be made by (i) Sofaer, (ii) the Sofaer Nominees, and (iii) certain directors, officers, members and employees of Sofaer, without additional compensation, except for reimbursement of reasonable out-of-pocket expenses. Solicitations may be made by telephone, facsimile, electronic mail, hand delivery, messenger service, courier service, personal solicitors and other similar means. Sofaer will pay to banks, brokers and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy materials to their principals and in obtaining authorization for the execution of proxies.

None of the Sofaer Nominees has individually retained any person to provide proxy solicitation or advisory services in connection with the solicitation. Sofaer has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. Sofaer will pay MacKenzie Partners, Inc. a fee of not more than $150,000. Sofaer has also agreed to reimburse MacKenzie Partners, Inc. for its reasonable out-of-pocket expenses. MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, nominees and other institutional holders. Approximately 40 persons will be utilized by MacKenzie Partners, Inc. in its solicitation efforts.

ADDITIONAL INFORMATION

Certain Sofaer entities and other entities that may be deemed to be members of a “group” with Sofaer and the other Participants have filed with the SEC statements on Schedule 13D and various amendments thereto which contain information in addition to that furnished herein. These Schedules 13D and any amendments thereto may be accessed free of charge at the website maintained by the SEC at www.sec.gov and from the Public Reference Section of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

The information concerning the Company contained in this proxy statement and the annexes attached hereto has been taken from, or is based upon, publicly available information. Although the participants in the solicitation of proxies described in this proxy statement do not have any information that would indicate that any information contained in this proxy statement concerning the Company is inaccurate or incomplete, the participants do not take any responsibility for the accuracy or completeness of such information.

Please refer to the Board of Directors’ Proxy Statement and annual report of the Company for certain information and disclosure required by applicable law. This information and disclosure includes, among other things, securities of the Company held by the Company’s directors, nominees, management and 5% stockholders, certain biographical information on the Company’s directors and executive officers, information concerning executive compensation, an analysis of cumulative total returns on an investment in shares of Common Stock during the past five years and procedures for submitting proposals for inclusion in the Company’s proxy statement at the next annual meeting. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of the Company’s stockholders must be received by the Company for inclusion in the Company’s proxy statement and form of proxy for that meeting is also contained in the Board of Directors’ Proxy Statement. This information is contained in the Company’s public filings and stockholders of the Company should refer to the Board of Directors’ Proxy Statement and the public filings of the Company in order to review this disclosure. The participants in the solicitation of proxies described in this proxy statement take no responsibility for the accuracy or completeness of such information.

November 13, 2006

SOFAER CAPITAL, INC.

SOFAER CAPITAL GLOBAL HEDGE FUND

SOFAER CAPITAL ASIAN HEDGE FUND

SOFAER CAPITAL NATURAL RESOURCES HEDGE FUND

JOHN LAURIE HUNTER

ERIC WING CHEONG LEUNG

MARK ADAM PARKIN

TIM WHYTE

If you have questions or need assistance voting your shares, please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

APPENDIX “A”

INFORMATION CONCERNING CERTAIN PARTICIPANTS

Sofaer Capital, Inc., Sofaer Capital Global Hedge Fund, Sofaer Capital Asian Hedge Fund, Sofaer Capital Natural Resources Hedge Fund, and the Sofaer Nominees are deemed to be “participants” in the solicitation of proxies from the Company’s stockholders to elect the Sofaer Nominees to serve on the Company’s Board of Directors.

The business address of Sofaer Capital, Inc. is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands. The business address of each of the Sofaer Capital Global Hedge Fund, Sofaer Capital Asian Hedge Fund and Sofaer Capital Natural Resources Hedge Fund is c/o Citco Trustees (Cayman) Limited, Regatta Office Park, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands.

The business address and certain other information with respect to each of the Sofaer Nominees is set forth below:

Name, Age and Business Address	Principal Occupation or Employment; Security Ownership; and Other Information
John Laurie Hunter (Age 60) Business Address: One Maritime Plaza Suite 1055 San Francisco, CA 94111

Mr. Hunter is the principal of Hunter Capital LLC (formerly Hunter & Company LLC), a position he has held through the past five years. Hunter Capital provides corporate advice and financial services for U.S. companies, specializing in energy companies. Mr. Hunter is a founding stockholder of, and from 2001 to 2005 was a financial adviser to, Trident Exploration, a Canadian coalbed methane (CBM) company which has gone from zero to over 95 million cubic feet (mmcf) per day. Mr. Hunter has served as a financial and strategic consultant to Direct Petroleum Exploration in Denver, Colorado for the past two years. Mr. Hunter has held several executive financial advisory positions, including with Hunter & Company, London, (providing corporate advice and financial services to U.S. companies). Mr. Hunter was a Founder Partner of Quilmes & Associates, Paris, and a Director of Shearson Lehman American Express, London (focusing on European equity). Earlier in his career, Mr. Hunter worked at Hambros Bank and with L. Messel & Co., where he focused on metals and mining and oil and gas. Mr. Hunter holds an MA degree from Oxford in politics, philosophy and economics.

Mr. Hunter’s brother-in-law received fees and expenses for placing the Company’s securities in 2005 and 2006. However, Mr. Hunter had no interest, beneficial or otherwise, in his relationship with the Company.

Eric Wing Cheong Leung (Age 46) Business Address: 16th Floor, AXA Center 151 Gloucester Road Wanchai, Hong Kong

Mr. Leung is currently the Chief Financial Officer for China Gas Holdings Limited in Hong Kong, responsible for the financial, financing and investor relation activities, where he has served since February 2006. Mr. Leung has an extensive history in investment banking, during which he helped numerous companies in Greater China raise debt and equity capital, especially for energy and infrastructure projects. From 2001 through August 2005, Mr. Leung was the Managing Director and Head of Corporate Finance for UFJ Securities Asia Limited in Hong Kong. Mr. Leung has served several investment banks, including Lehman Brothers, Barclays Capital and Prudential Securities.

Mr. Leung is a lawyer by training, and is qualified to practice law in Hong Kong, England & Wales and Australia. Before his investment banking career, he was a banking and project finance lawyer for the UK law firm of Linklaters. Mr. Leung holds bachelor degrees from the University of Hong Kong and the University of London, and a masters degree from the Chinese University of Hong Kong.

Mark Adam Parkin (Age 52) Parkfield Capital LLP Fleet House 8-12 New Bridge St. London EC4V 6AL United Kingdom

Mr. Parkin is currently a partner at Parkfield Capital LLP where he runs a global absolute return fund, Red Earth Holdings. Mr. Parkin has also held the position of Director for Integra Management Ltd and Integra International Ltd. Mr. Parkin has also served as an advisor to the Company from 2004 and has received options for such services. Mr. Parkin has over 25 years of experience in international finance and investment. He has been an executive director in a number of fund management houses including Foreign & Colonial, Govett and LCF Rothschild, where he managed award-winning and innovative funds. In recent years he has been involved in financing a number of companies, including those working in coalbed methane (CBM). Mr. Parkin holds degrees in Economics from Oxford (M. Phil) and Warwick (BA hons) universities.

Mr. Parkin is the record holder of 20,000 shares of Common Stock and holds warrants to purchase 280,000 shares of Common Stock. Mr. Parkin is an investment manager of Parkfield Capital LLP, which advises Red Earth Holdings, the record holder of 103,400 shares of Common Stock. Mr. Parkin may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act, the “Beneficial Owner”) of the 103,400 shares of Common Stock through his position as advisor to Red Earth Holdings (such shares are not counted as beneficially owned by the deemed group mentioned below).

Tim Whyte (Age 32) Business Address: Sofaer Capital 9 Upper Belgrave Street London SWIX 8BD United Kingdom

Mr. Whyte is currently an investment manager and partner with Sofaer Capital, based in London where he has served since 2003. Mr. Whyte was appointed as a Director of the Company in January 2005. Mr. Whyte did not receive compensation for his services as Director other than reimbursement for expenses incurred in attending Board meetings.

Mr. Whyte is not the record owner of any shares of Common Stock. Mr. Whyte is an investment manager and partner of Sofaer Capital, and may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 24,599,749 shares of Common Stock. Mr. Whyte has an interest in the election of directors at the Annual Meeting indirectly through such deemed beneficial ownership of shares.

From December 2001 through October 2002, Mr. Whyte was a partner with Viva IP, an intellectual property consulting company. From October 1999 through November 2001, Mr. Whyte served as a Trading Manager with Enron Europe. Earlier in his career Mr. Whyte worked as an equities analyst at Goldman Sachs International in London, UK. Mr. Whyte has a B.S. degree in economics from the London School of Economics.

The Sofaer Nominees may be deemed to have an interest in their nominations for election to the Board of Directors by virtue of compensation the Sofaer Nominees will receive from the Company as directors, if elected to the Board of Directors.

According to the Company’s public filings, if elected as a director of the Company, each of the Sofaer Nominees will not receive cash compensation but may receive stock option grants. The Sofaer Nominees, if elected, will be indemnified for services as directors of the Company to the same extent indemnification is provided to the current directors of the Company under its Articles of Incorporation and Bylaws. In addition, Sofaer believes that upon election, the Sofaer Nominees will be covered by the Company’s officers and directors liability insurance. Sofaer disclaims any responsibility for the accuracy of the foregoing information extracted from the Company’s public filings.

The Sofaer Nominees will not receive any compensation from Sofaer to serve as nominees for election or as a director, if elected, of the Company. Sofaer has agreed to indemnify the Sofaer Nominees against losses incurred in connection with their service as nominees for election and as directors of the Company, in connection with the solicitation of proxies in respect thereof and in connection with their service as directors of the Company to the extent that indemnification is not available under the Company’s Articles of Incorporation and Bylaws. Sofaer has also agreed to reimburse the Sofaer Nominees for out-of-pocket expenses incurred in their capacity as nominees, including, without limitation, reimbursement for reasonable travel expenses.

During the past ten years, none of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Information as to any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2006 Annual Meeting with respect to Sofaer and each of the Sofaer Nominees is set forth herein. Except as set forth herein, the Sofaer Nominees do not beneficially own any securities of the Company and the Sofaer Nominees do not have any personal ownership interest, direct or indirect, in any securities of the Company.

Sofaer Capital, Inc. (“Sofaer Capital”), a British Virgin Islands company, is the beneficial owner of 339,150 shares of Common Stock, all of which are issuable upon exercise of warrants. Sofaer Capital is a member of a “group,” as such term is used in Section 13(d)(3) of the Exchange Act, with Sofaer Capital Asian Hedge Fund (“Sofaer Asia”), a Cayman Islands mutual trust, and Sofaer Capital Global Hedge Fund (“Sofaer Global”), a Cayman Islands mutual trust. The direct beneficial ownership of Sofaer Asia and Sofaer Global is as follows: Sofaer Asia, 2,146,432 shares of Common Stock, 625,000 shares of which are issuable upon the exercise of warrants; and Sofaer Global, 6,439,297 shares of Common Stock, 1,875,000 shares of which are issuable upon the exercise of warrants. Sofaer Capital Natural Resources Hedge Fund (“Sofaer Resources”), a Cayman Islands mutual trust, is the beneficial owner of 739,900 shares of Common Stock, all of which are outstanding. Although Sofaer Resources is managed by independent trustees and pursues its own investment strategy, because of its participation in the intended solicitation, Sofaer Resources may be deemed the beneficial owner of shares held by Sofaer Capital, Sofaer Asia and Sofaer Global and such entities may also be deemed beneficial owners of Sofaer Resources’ shares.

Sofaer Capital, Sofaer Asia and Sofaer Global may also be deemed to be members of a “group” with Restructuring Investors Limited (“Restructuring”), a British Virgin Islands Limited Liability Company having beneficial ownership of 4,442,865 shares of Common Stock, Passlake Limited (“Passlake”), a Cayman Islands investment holding company having beneficial ownership of 566,676 shares of Common Stock , and Persistency (“Persistency”), a Cayman Islands limited company having beneficial ownership of 8,585,729 shares of Common Stock, by virtue of an Investor Agreement to which they are currently parties. In addition, RIT Capital Partners plc (“RIT”), a public limited company organized under the laws of England and Wales, is the beneficial owner of 1,189,700 shares of Common Stock, all of which are outstanding. RIT has designated Sofaer Capital to vote RIT’s shares of Common Stock in accordance with Sofaer Capital’s discretion. By virtue of their relationship with Sofaer Capital, either as a Participant or otherwise, each of Sofaer Resources and RIT may be deemed to be a member of a “group” with the parties to the Investor Agreement, and such parties may be deemed to be members of a “group” with Sofaer Resources and RIT.

Each of these parties disclaims beneficial ownership of the shares beneficially owned by any other party.

The shared voting power of the aforementioned deemed group consisting of the Investor Agreement parties, Sofaer Resources and RIT and the Sofaer Nominees is 24,599,749 shares of Common Stock, 17,574,349 shares of which are outstanding and 7,025,400 shares of which are issuable upon the exercise of warrants. According to filings made publicly available by the Company, there were 123,752,342 shares of its Common Stock outstanding as of the Record Date.

Each of Sofaer Capital, Sofaer Asia and Sofaer Global acquired its shares of Common Stock pursuant to a private placement transaction that occurred on December 21, 2004 (the “December Transaction”) in accordance with the terms of a Stock Subscription Agreement (the “December 2004 Subscription Agreement”) dated as of such date and a subsequent private placement that occurred on October 11, 2005 (the “October Transaction”). Sofaer Capital, Sofaer Asia and Sofaer Global and the other Investment Agreement parties purchased an aggregate of 19,218,750 shares of Common Stock (including Common Stock issuable pursuant to the exercise of Warrants) in the December Transaction. The October Transaction occurred pursuant to the exercise of participation rights contained in the December 2004 Subscription Agreement, which allow each of the Investor Agreement parties to maintain its interest in the fully-diluted equity of the Company. In the October Transaction, Sofaer Capital, Sofaer Asia, Sofaer Global and the other Investment Agreement parties bought an aggregate of 2,782,181 shares of Common Stock.

On August 10, 2006, Passlake purchased 30,068 shares of Common Stock and raised its total beneficial ownership of Common Stock to 566,676.

Sofaer Resources’ transactions in securities of the Company during the past two years are as follows:

Trade Date	Buy/Sell	Number of Shares of Common Stock
7/5/06	Buy	600,000
10/5/06	Buy	100,000
10/17/06	Buy	20,000
10/18/06	Buy	19,900

Other than as set forth herein, neither Sofaer nor, to Sofaer’s knowledge, any Sofaer Nominee has effected any transactions in any securities of the Company in the last two years.

Pursuant to the December 2004 Subscription Agreement, the Company agreed to appoint Tim Whyte to the Board of Directors and agreed to nominate Mr. Whyte or another purchaser designee to the Board of Directors for election by the Company’s stockholders at each meeting called for the purpose of electing directors, provided that the investors, in the aggregate, beneficially own at least 10% of the outstanding shares of Common Stock and the purchaser designee is satisfactory to the Company’s nominating and corporate governance committee, acting reasonably. Mr. Whyte was appointed as director in January 2005 and was nominated for election as director in May 2005 pursuant to the terms of the December 2004 Subscription Agreement.

Pursuant to the December 2004 Subscription Agreement, the Company was also required to give notice of certain transactions to Mr. Whyte for a period of 18 months and the Company gave the investors the right to purchase a pro rata share of securities sold by the Company for a period of 18 months. The Company agreed to consult with Mr. Whyte and to consider proposals relating to drilling rigs for the drilling of coalbed methane gas in The People’s Republic of China, and the investors and the Company agreed not to enter into ventures relating to drilling rigs for the use of third parties for the drilling of coalbed methane gas in China, which agreements expire upon the second anniversary of the date of the December 2004 Subscription Agreement. The above descriptions of the terms of the December 2004 Subscription Agreement are qualified in their entirety by reference to the complete terms of the agreement which were filed as an exhibit to the Schedule 13D filed with the Securities and Exchange Commission on January 3, 2005.

In connection with the December 2004 Subscription Agreement, the Company granted the investors registration rights in connection with the shares of Common Stock and warrants purchased pursuant to a Registration Rights Agreement.

Sofaer Capital, on its own behalf and on behalf of Sofaer Asia and Sofaer Global, entered into an Investor Group Agreement, dated December 23, 2004, with Chasm Lake Management Services, LLC (for itself and as representative of Persistency), Restructuring and Passlake in respect of the Company (the “Investor Agreement”). Pursuant to the terms of the Investor Agreement, among other provisions, the parties are to pre-agree and vote uniformly on stockholder votes. The above description of the terms of the Investor Agreement is qualified in its entirety by reference to the complete terms of the agreement which were filed as an exhibit to the Schedule 13D filed with the Securities and Exchange Commission on January 3, 2005.

Other than as set forth herein, neither Sofaer nor, to Sofaer’s knowledge, any Sofaer Nominee is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.

Other than as set forth herein, none of Sofaer, any Sofaer Nominee or any of their respective associates or immediate family members have had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

None of Sofaer, any Sofaer Nominee or any of their respective associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

There are no material proceedings in which Sofaer or any of the Sofaer Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or material proceeding in which such nominee or any such associate has a material interest adverse to the Company or any of its subsidiaries.

FAR EAST ENERGY CORPORATION

2006 ANNUAL MEETING OF STOCKHOLDERS

There are three ways to vote your Proxy. Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your GOLD proxy card.

VOTE BY INTERNET—www.cesvote.com— QUICK***EASY***IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week
• You will be prompted to enter your 11-digit Control Number, which is located below to obtain your records and create an electronic ballot.

VOTE BY TELEPHONE—TOLL FREE - 1-888-693-8683—QUICK***EASY***IMMEDIATE

•      Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week

•      You will be prompted to enter your 11-digit Control Number, which is located below.

•      Follow the simple instructions the voice provides you.

CONTROL NUMBER:

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to

Sofaer, c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016.

If you vote by Internet or by telephone, please do not mail your GOLD proxy card.

ê PLEASE DETACH CARD HERE ê
GOLD PROXY CARD	FAR EAST ENERGY CORPORATION 2006 ANNUAL MEETING OF STOCKHOLDERS	GOLD PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF SOFAER CAPITAL, INC.

SOFAER CAPITAL GLOBAL HEDGE FUND

SOFAER CAPITAL ASIAN HEDGE FUND

SOFAER CAPITAL NATURAL RESOURCES HEDGE FUND

JOHN LAURIE HUNTER

ERIC WING CHEONG LEUNG

MARK ADAM PARKIN

TIM WHYTE

The undersigned hereby revokes all previous proxies that the undersigned may have given, and hereby appoints Tim Whyte and John Laurie Hunter and each of them, the proxy or proxies of the undersigned, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Far East Energy Corporation (the “Company”) to be held at 10:00 a.m. (local time) on December 15, 2006 at the offices of Baker & McKenzie, LLP, 711 Louisiana, Suite 3400, Houston, Texas, and any adjournment, postponement or any special meeting that may be called in lieu thereof (the “2006 Annual Meeting”), and to vote all shares of common stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (A) “FOR” THE ELECTION OF JOHN LAURIE HUNTER, ERIC WING CHEONG LEUNG, MARK ADAM PARKIN AND TIM WHYTE TO THE COMPANY’S BOARD OF DIRECTORS, AND (B) “FOR” GRANTING TO THE PROXY HOLDERS DISCRETIONARY AUTHORITY CONCERNING WHATEVER OTHER MATTERS MAY PROPERLY COME BEFORE THE 2006 ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

See reverse side	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	See reverse side

ê PLEASE DETACH CARD HERE ê

WE RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW.	Please mark your votes as in this example	☒

1.	ELECTION OF DIRECTORS:

Nominees: (1) John Laurie Hunter, (2) Eric Wing Cheong Leung, (3) Mark Adam Parkin and (4) Tim Whyte

FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	☐	FOR ALL EXCEPT NOMINEE WRITTEN BELOW	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s).

2.	In their discretion on all other matters as may properly come before the 2006 Annual Meeting, including any motion to adjourn or postpone the meeting or other matters incidental to the conduct of the meeting.

FOR   ☐                 AGAINST   ☐                 ABSTAIN   ☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date

Signature (if held jointly)	Date

Title (if any)

Please sign exactly as name appears on this Proxy. When shares are held jointly, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. This proxy votes all shares held in all capacities.